Exhibit 5.1

[BAKER & HOSTETLER LLP LETTERHEAD]

October 18, 2010

Searchlight Minerals Corp.
2441 West Horizon Ridge Pkwy., Suite 120
Henderson, Nevada 89052

Re:  Searchlight Minerals Corp.

Gentlemen:

We have acted as counsel to Searchlight Minerals Corp., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).  The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

•
senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company (the “Senior Indenture”);

•
subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company (the “Subordinated Indenture”);

•
warrants to purchase Common Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”), and the Company; and

•
units comprised of one or more Debt Securities, shares of Common Stock and Warrants, in any combination (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”), and the Company.

The Common Stock, the Debt Securities, the Warrants  and the Units are collectively referred to herein as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities being registered will be $400,000,000.

Searchlight Minerals Corp.
October 18, 2010

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock.  We have also assumed that any Warrants offered under the Registration Statement, and the related Warrant Agreement will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.  We have also assumed that with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the federal laws of the United States, the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect), and, as to the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York.  Our opinion is based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.  With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

Searchlight Minerals Corp.
October 18, 2010

2.  With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Form T-1s for the Trustee with the Commission; (vii) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; and (viii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.  With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement  and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Searchlight Minerals Corp.
October 18, 2010

4.  With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement  and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP